Exhibit 4.3
HUMANA INC.
6.625% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056

PRINCIPAL AMOUNT REGISTERED	$[ ]

CUSIP No.: 444859 CE0
ISIN No.: US444859CE04
No. [ ]
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
HUMANA INC., a Delaware corporation (the “Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] DOLLARS on September 15, 2056 (the “Stated Maturity”). The Company further promises to pay to the Holder of this note (this “Note”) as hereinafter provided interest (computed on the basis of a 360-day year of twelve 30-day months) on said principal sum (subject to deferral as set forth herein) at the rate specified in the First Supplemental Indenture (as defined herein) semi-annually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing September 15, 2026, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Note, in which case from March 9, 2026, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for or if no interest has yet been paid or duly provided for on this Note, in which case from March 9, 2026), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the First Supplemental Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum borne by this Note, compounded semi-annually.
The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the close of business on the Business Day before the applicable Interest Payment Date, unless this Note is registered to a Holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for each Interest Payment Date will be the close of business on the fifteenth calendar day (whether or not a Business Day) before the applicable Interest Payment Date.
If an Interest Payment Date, redemption date or the Stated Maturity of this Note falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on the amount so payable will accrue for the period from such Interest Payment Date, redemption date or the Stated Maturity, as applicable.
The Company will have the option to defer payment of all or part of the current and accrued interest otherwise due on this Note at the times and subject to the terms and conditions set forth in the Indenture.
Except as provided herein, payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose, which initially will be in the corporate trust office of an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, located at 311 S. Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, IL 60606, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note by its acceptance hereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Article 14 of the Base Indenture and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, authorizes the filing of a claim for the unpaid balance this Note in the form required in said proceedings.
Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual or electronic signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.
Dated: March 9, 2026

HUMANA INC.

By:
Name:	Robert Marcoux
Title:	Vice President and Treasurer

Attest:

By:
Name:	Valerie M. Talkers
Title: Vice President, Associate General
Counsel & Corporate Secretary
[Signature Page to 2056 Global Note No. [   ]]

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory
Dated:
[Signature Page to 2056 Global Note No. [   ]]

REVERSE OF NOTE
This Note is one of a duly authorized issue of Securities of the Company designated as its 6.625% Fixed-to-Fixed Rate Junior Subordinated Notes due 2056 (the “Notes”). The Notes are one of an indefinite number of series of debt securities of the Company (the “Securities”), issued or issuable under and pursuant to an amended and restated base indenture, dated as of March 5, 2026 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented by a first supplemental indenture, dated as of March 9, 2026 (the “First Supplemental Indenture”; the Base Indenture as supplemented by the First Supplemental Indenture is herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (other than supplemental indentures creating a different series of notes) reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. This Note is one of a series designated on the face hereof initially issued in an aggregate principal amount of $1,000,000,000. The Company may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and, if applicable, the first Interest Payment Date on the additional Securities) so that such additional Securities shall be consolidated and form a single series with the Notes. If any additional Securities are not fungible with the Notes for U.S. federal income tax or securities law purposes, they will be issued with one or more separate CUSIP numbers (or other applicable identifying number).
The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Note is not subject to any sinking fund.
If an Event of Default (other than an Event of Default described in Section 501(3) or 501(4) of the Indenture, with respect to the Company) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the aggregate principal amount of the Notes of this series due and payable in the manner and with the effect provided in the Indenture. If an Event of Default specified in Section 501(3) or 501(4) occurs with respect to the Company, all of the unpaid principal amount and accrued interest thereon shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.
The Company shall have the option to redeem the Notes as provided in the Indenture.

Each Holder and beneficial owner of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the Holder or beneficial owner intends that the Notes constitute debt and will treat the Notes as debt for United States federal, state and local tax purposes.
The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or interest thereon, if any, or any premium payable upon redemption thereof; (ii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal or interest thereon is payable; (iii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (iv) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Company (or the time when such redemption, repayment or purchase may be made); (v) modify the subordination provisions of the Base Indenture in a manner adverse to Holders of Securities; (vi) subject to certain exceptions, modify Sections 902 or 513 of the Base Indenture, except to increase any percentage contained therein or to provide that certain other provisions of the Base Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby or (vii) reduce the percentage in principal amount of the Securities, the Holders of which are required to consent to any supplemental indenture, without the consent of the Holder of each Security affected thereby. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.
The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes shall be initially issued in the form of a Registered Global Security (as defined in the First Supplemental Indenture). All payments of principal of (and premium, if any) and interest on the Notes will be made to the Trustee so long as the Notes are in the form of a Registered Global Security. As provided in the Indenture, a Registered Global Security may not be exchanged in whole or in part for Notes in definitive form, and no transfer of a Registered Global Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Registered Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary, and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, or (ii) the Company, in its sole discretion and subject to the procedures of the Depositary, instructs the Trustee in writing to exchange such Registered Global Security for a Note that is not a Registered Global Security (in which case such exchange (subject to such procedures) shall be effected by the Trustee).
As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Certain of the Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.
No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.
The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing as agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _______ __, ____

Your Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.